Exhibit 3.1

SEVENTH AMENDED AND RESTATED BY-LAWS OF

AEP INDUSTRIES INC.

(Amended as of November 1, 2013)

ARTICLE I.

Offices

Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places, both within and without the State of Delaware, as may from time to time be designated by the Board of Directors.

ARTICLE II.

Books

The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE III.

Stockholders

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before such meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Delaware, and on such date and time, as may be designated by the Board of Directors and stated in the notice of the meeting.

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation may only be held when called by resolution of the Board of Directors, by the Chairman of the Board or by the President. Any such special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, and on such date and time, as may be specified in the notice thereof. Business transacted at any special meeting of stockholders of the Corporation shall be limited to the purposes stated in the notice thereof.

Section 3. Notice of Meetings.

(a) Except as otherwise provided by law or the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), written notice of each meeting of stockholders, specifying the place, if any, date and time of the meeting; the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

(b) When a meeting is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4. List of Stockholders. The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5. Quorum. At any meeting of the stockholders of the Corporation, except as otherwise expressly provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, there must be present, either in person or by proxy, stockholders of not less than one-third of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting in order to constitute a quorum for the transaction of any business at such meeting. At any meeting of stockholders at which a quorum is not present, the chairman of the meeting or a majority of the issued and outstanding shares represented at such meeting shall have power to adjourn the meeting from time to time, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until any adjournment of such meeting, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Organization.

(a) The Chairman of the Board, the President, or in their absence, any Executive Vice President or any Vice President, shall call to order meetings of the stockholders and shall act as chairman of such meetings. The Board of Directors or the stockholders may appoint any stockholder or any Director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President, the Executive Vice President and all of the Vice Presidents.

(b) The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of any meeting.

Section 7. Voting.

(a) Except as otherwise provided in the Certificate of Incorporation or these By-Laws, for any matter at a meeting of the stockholders of the Corporation on which such stockholder is entitled to vote, each stockholder of record of the Corporation as of the record date for determining the stockholders entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his duly authorized agent, and filed with the Secretary before being voted on, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given. If the Certificate of Incorporation provides for more or less than one vote for any share of capital stock of the Corporation, on any matter, then any and every reference in these By-Laws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.

(b) All elections of Directors shall be by ballot, which shall include any ballot by electronic submission if authorized by the Board of Directors.

(c) Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, when a quorum is present at any meeting of the stockholders of the Corporation:

(i) Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon; and

(ii) For all other matters of business, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon shall decide such matter of business brought before such meeting.

Section 8. Inspector of Election. The Board of Directors by resolution may appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the laws of the State of Delaware.

Section 9. Notice of Stockholder Business and Nominations.

(a) Annual Meetings.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 3 of this Article, (b) by or at the direction of the Board of Directors or any committee thereof or (c) by any stockholder of the Corporation who is entitled to vote on such election or such other business at the meeting, who complied with the notice procedures set forth in subparagraphs (ii) and (iii) of this paragraph (a) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the meeting.

(ii) For nominations of persons for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than Director nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90 th day nor earlier than the 120 th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the current year’s annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the 90 th day (or, if the first public announcement of the date of such meeting is made less than 100 days prior to such meeting, then as of the close of business on the 10th day following the day on which such public announcement is first made by the Corporation) nor earlier than the 120 th day prior to such current year’s annual meeting. Such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (and to the extent applicable, the rules and regulations promulgated thereunder, the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder and beneficial owner, if any, and their respective affiliates and associates and others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates or others acting in concert therewith, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K if the stockholder, beneficial owner or affiliate, associate or person acting in concert were the “registrant” for purposes of such rule, and such nominee were a director or executive officer of such registrant, and (iii) such nominee shall include a completed and signed questionnaire, representation and agreement set forth in paragraph (c)(ii) of this Section 9;

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any proxy, relationship, agreement, arrangement and/or understanding (including any derivative or short positions, convertible security, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares, in each case whether settled in shares or cash) that has or have been entered into by, or on behalf of, such stockholder and/or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes (including any performance-related fees) for, or increase or decrease the voting power of, such stockholder and/or such beneficial owner, with respect to shares of stock of the Corporation, (v) a description of any agreement, arrangement or understanding between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Corporation, (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (vii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) in this Section 9 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 3 of this Article. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who provides timely notice, who complies with the notice procedures set forth in third sentence of paragraph (a)(ii) of this Section 9, and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the meeting. Any such stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90 th day (or, if the first public announcement of the date of such meeting and the nominees proposed by the Board of Directors to be elected at such meeting is made less than 100 days prior to such meeting, then as of the close of business on the 10th day following the day on which such public announcement is first made) nor earlier than the 120 th day prior to such special meeting;

(c) General.

(i) A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to paragraph (a)(ii) or paragraph (b) of this Section 9) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof).

(ii) The Corporation may require any proposed nominee for election to the Board of Directors to furnish such other information as it may reasonably require to determine the eligibility or independence of such proposed nominee to serve as a Director of the Corporation. Without limitation, to be eligible to be a nominee for election or re-election as a Director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 9) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(iii) Only persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is not in compliance with this Section 9, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iv) For purposes of this Section 9, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(v) For the purposes of this Section 9, “beneficial owner” shall mean a person that (A) beneficially owns shares for purposes of Section 13(d) of the Exchange Act or (B) has or shares, pursuant to any agreement, arrangement or understanding, the right to acquire shares, the right to vote shares or has investment power with respect to such shares, in each case alone or in concert with others.

(vi) For purposes of these By-Laws, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice, or extend any time period for notice, of such meeting for purposes of this Section 9, and in order for any notification required to be delivered by a stockholder pursuant to this Section 9 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(vii) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 9; provided however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9. Compliance with Section 9 shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 of the Exchange Act and included in the Corporation’s notice of meeting). Nothing in this Section 9 shall apply to the rights (A) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) if any, of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation) to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

ARTICLE IV.

Directors

Section 1. Number, Election and Term of Office.

(a) The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors may be fixed from time to time by vote of the Board of Directors, at any regular or special meeting. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders of the Corporation to serve for terms in accordance with the Certificate of Incorporation and until their respective successors are duly elected and qualified or until such earlier resignation or removal.

(b) In addition to the powers by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation as are not by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders.

Section 2. Vacancies and Newly Created Directorships. Except as hereinafter provided and the Certificate of Incorporation, any vacancy in the office of a Director occurring for any reason and any newly created Directorship resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. In the event that any vacancy in the office of a Director occurs as a result of the removal of a Director pursuant to Section 3 of this Article, or in the event that vacancies occur contemporaneously in the offices of all of the Directors, such vacancy or vacancies may be filled by a vote of the stockholders of the Corporation at the next annual or special meeting of stockholders. Directors chosen or elected as such shall hold office for a term in accordance with the Certificate of Incorporation and until their respective successors are duly elected and qualified or until their earlier resignation or renewal.

Section 3. Removals. At any meeting of stockholders of the Corporation called for such purpose, the stockholders may remove from office, with cause, any or all of the Directors.

Section 4. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by the Board.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or three Directors on written notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be specified in the notices thereof. Any required notice of any meeting of the Board of Directors shall be given to each Director by mailing the same at least 48 hours, or by telecopying or use of any other form of electronic transmission the same at least 24 hours, before the time fixed for the meeting.

Section 7. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual election of Directors and on the same day, at the same place at which regular meetings of the Board of Directors are held, or at such other time and place as may be provided by the Board.

Section 8. Quorum. At all meetings of the Board of Directors, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by the laws of the State of Delaware, the Certificate of Incorporation or these By-Laws, the affirmative vote of a majority of the Directors present at the time of such vote shall be the act of the Board of Directors if a quorum is present. If a quorum shall not be present at any meeting of the Board of Directors the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

Section 11. Compensation of Directors. Directors may receive compensation for their services as Directors as determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V.

Committees

Section 1. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of Directors) expressly required by the laws of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-Law of the Corporation.

Section 2. Term. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3. Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the any committee appointed pursuant to this Article shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance at such meeting. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of any committee may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 3 shall constitute presence in person at such meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of a committee may be taken without a meeting, if all members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

ARTICLE VI.

Officers

Section 1. Number, Election and Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as the Board of Directors may determine, including Assistant Secretaries and Assistant Treasurers. The officers of the Corporation shall be appointed annually by the Board of Directors and serve at the pleasure of the Board, and such officers shall hold their respective offices until their successors are duly elected and have qualified or until their earlier removal or resignation. Any number of offices may be held by the same person. Nothing in these By-Laws shall be construed as creating any kind of contractual right to employment with the Corporation. The officers bearing the titles set forth below shall have the powers and duties set forth below unless otherwise determined by the Board of Directors.

Section 2. Chairman of the Board. The Chairman of the Board, if present, shall preside at all meetings of the stockholders and of the Board of Directors of the Corporation. In addition, he shall have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

Section 3. President. The President shall be a Director, and, unless otherwise determined by the Board of Directors, shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of Delaware. In the absence of the Chairman of the Board, he shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. He shall cause to be called regular and special meetings of the stockholders and of the Board of Directors in accordance with these By-Laws. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. He may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors. He shall have the right to initiate and approve all changes in compensation, including the award of and amount of bonuses for all executive officers of the Corporation other than the President, subject to Section 14 of this Article. In addition to the powers and duties expressly conferred upon him by these By-Laws, he shall, except as otherwise specifically provided by the laws of the State of Delaware, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

Section 4. Executive Vice Presidents. The Executive Vice Presidents shall have such powers and duties as may be assigned to them by the Board of Directors, the chief executive officer and/or the President, or as may be provided in these By-Laws. An Executive Vice President designated by the Board of Directors shall, during the absence or incapacity of the President, assume his powers and perform his duties.

Section 5. Vice Presidents. The Vice Presidents shall have such powers and duties as may be assigned to them by the chief executive officer and/or President, the Executive Vice President or the Board of Directors. Any Vice President shall, during the absence or incapacity of the Executive Vice President, assume and perform his duties.

Section 6. Secretary. The Secretary may sign all certificates of stock of the Corporation. He shall record all the proceedings of the meetings of the Board of Directors and of the stockholders of the Corporation in books to be kept for that purpose. He shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the Board of Directors, and when so affixed he may attest the same by his signature. He shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each; and he shall keep such stock and transfer books open daily during business hours to the inspection of every stockholder and for transfer of stock. He shall notify the Directors and stockholders of their respective meetings as required by law or by these By-Laws, and shall perform such other duties as may be required by law or by these By-Laws, or which may be assigned to him from time to time by the Board of Directors.

Section 7. Assistant Secretaries. The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

Section 8. Treasurer. The Treasurer shall have charge of the funds and securities of the Corporation. He may sign all certificates of stock. He shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the chief executive officer and/or the President or the Directors, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Corporation.

Section 9. Assistant Treasurers. The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

Section 10. Treasurer’s Bond. The Treasurer and Assistant Treasurers shall, if required so to do by the Board of Directors, each give a bond (which shall be renewed every six years) in such sum and with such surety or sureties as the Board of Directors may require.

Section 11. Transfer of Duties. The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these By-Laws, except as otherwise provided by the laws of the State of Delaware.

Section 12. Vacancies. If the office of Chairman of the Board, President, Executive Vice President, Vice President, Secretary or Treasurer, or of any other officer or agent becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.

Section 13. Removals. At any meeting of the Board of Directors called for the purpose, any officer or agent of the Corporation may be removed from office, with or without cause.

Section 14. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

Section 15. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board and/or the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VII.

Corporate Instruments, Checks and Notes

Section 1. Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by, or on behalf of by a duly authorized agent, the Chairman of the Board, the President, the Executive Vice President or a Vice President (but for any Executive Vice President or Vice President, only with regard to such corporate instruments or documents that pertain or relate to such person’s job or business function).

Section 2. Checks and Notes. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers, or agents of the Corporation as may be designated by the Board of Directors.

ARTICLE VIII.

Stock

Section 1. Certificates of Stock.

(a) The shares of the Corporation shall be represented by certificates in such form approved by the Board of Directors, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owners thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the State of Delaware.

(b) Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman of the Board, the President, an Executive Vice President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, representing the number of shares owned by such person and the date of issue; and no certificate shall be valid unless so signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person was an officer, transfer agent or registrar at the date of issue.

Section 2. Transfer of Stock.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall cancel the old certificate, issue a new certificate or evidence the issuance of uncertified shares to the person entitled thereto, and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, the Corporation shall cancel such uncertificated shares, issue a new certificate to the person entitled thereto, if requested, and record the transaction upon its books.

(b) The Board may prescribe such additional requirements as it may deem appropriate related to the issue, transfer and registration of shares of the Corporation, subject to the Certificate of Incorporation, these By-Laws, and the laws of the State of Delaware.

ARTICLE IX.

Registered Stockholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware or the Certificate of Incorporation.

ARTICLE X.

Lost, Stolen or Destroyed Certificates

Any person claiming a certificate of stock to be lost, stolen or destroyed, shall make an affidavit or affirmation of the fact in such manner as the Corporation requires, and the Corporation, in its discretion, may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond in a sum sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE XI.

Fixing of Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE XII.

Dividends

Section 1. Subject to the relevant provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XIII.

Indemnification of

Officers, Directors, Employees and Agents

Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director, officer, employee, or agent of the Corporation (including service with respect to employee benefit plans) or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Agent”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of Delaware, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 3 of this Article, the Corporation shall indemnify and advance Expenses of any director, officer, employee or Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right.

Section 2. Authority to Advance Expenses. Expenses incurred by an officer or Director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding; provided, however, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the Corporation (or by the Directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate.

Section 3.Right of Claimant to Bring Suit. If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit, in a court of competent jurisdiction in the State of Delaware, against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 5. Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any Agent against any Expense, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.

Section 6. Survival of Rights. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Settlement of Claims. The Corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 8. Effect of Amendment. Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

Section 9. Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 10. No Duplication of Payments. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE XIV.

Waiver of Notice

Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent thereto. To the extent permitted by law, any notice required for a meeting will be waived by any stockholder or Director by his attendance at such meeting, in person or by proxy, except when such person attends such meeting for the express purpose of objecting, at the beginning of such, meeting, to the transaction of any business because such meeting is not lawfully called or convened.

ARTICLE XV.

Seal

The corporate seal of the Corporation, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.”

ARTICLE XVI.

Amendments

Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, at any annual meeting of the stockholders or regular meeting of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment or repeal of the By-Laws or of adoption of new By-Laws be contained in the notice of such special meeting. Any amendment, repeal, alteration or similar act of these By-Laws by the stockholders of the Corporation shall be made by a vote of not less than 80% of the capital stock of the Corporation entitled to vote generally in the election of directors, considered as one class.

ARTICLE XVII.

Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XVII.

ARTICLE XVIII.

Electronic Transmission

When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the Delaware General Corporation Law, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.